Exhibit 99.2

The Allstate Corporation
Allstate Protection Impact of Net Rate Changes Implemented on Premiums Written

	For the month ended November 30, 2023			Quarter-to-date ended November 30, 2023		
	Number of locations [1]	Total brand (%) [2] [3]	Location specific (%) [4]	Number of locations [1]	Total brand (%) [2] [3]	Location specific (%) [4]
Allstate brand						
Auto	10	1.0	7.9	20	1.9	9.3
Homeowners [5]	10	0.5	4.6	14	0.6	5.9
National General						
Auto	18	1.2	19.3	32	2.3	12.7
Homeowners [5]	9	2.5	23.5	12	3.9	19.6

	Three months ended September 30, 2023			Three months ended June 30, 2023		
	Number of locations [1]	Total brand (%) [2] [3]	Location specific (%) [4]	Number of locations [1]	Total brand (%) [2] [3]	Location specific (%) [4]
Allstate brand						
Auto	25	2.0	5.9	34	5.8	10.0
Homeowners [5]	12	2.1	6.5	20	2.5	12.3
National General						
Auto	33	3.3	6.2	27	3.6	13.9
Homeowners [5]	11	1.2	17.6	10	3.8	23.5

(1) Refers to the number of U.S. states, the District of Columbia or Canadian provinces where rate changes have been implemented. Allstate brand operates in 50 states, the District of Columbia, and 5 Canadian provinces. National General operates in 50 states and the District of Columbia.

(2) Represents the impact in the locations where rate changes were implemented during the period as a percentage of total brand prior year-end premiums written.

(3) Allstate brand implemented auto insurance rate increases totaled $262 million and $501 million in the month and quarter-to-date ended November 30, 2023, respectively, after implementing $517 million and $1.49 billion of rate increases in the third quarter and second quarter of 2023, respectively.

(4) Represents the impact in the locations where rate changes were implemented during the period as a percentage of its respective total prior year-end premiums written in those same locations.

(5) Excludes the impact to average premium from inflation in insured home replacement costs and other aging factor adjustments.